UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2008

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ETRIALS WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Charter)

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Delaware	000-50531	20-0308891
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Aerial Center Parkway Morrisville, North Carolina	27560
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 653-3400
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02.  Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2008, our Board of Directors appointed Joseph Trepanier as the permanent Chief Financial Officer and Secretary and of our subsidiary, etrials, Inc. Since May 29, 2008 Mr. Trepanier served as the interim Chief Financial Officer and Secretary of etrials, Inc.  Mr. Trepanier continues to hold the positions Corporate Controller and Vice President of Finance.

Mr. Trepanier, 39 years old, has served as vice president of finance and corporate controller since March 2008.  From July 2007 until March 2008, Mr. Trepanier served as chief operating officer of Smart Online, Inc.  From February 2004 until June 2007, he was the chief financial officer of DataFlux Corporation.  From January 2003 until February 2004, he was director of finance of Hill-Rom Corporation.  Mr. Trepanier is a licensed CPA in North Carolina and holds a BS in accounting from West Virginia University, a BS in business from the University of New Hampshire, and an MBA from Southern New Hampshire University.

A copy of the press release dated September 12, 2008 is set forth as Exhibit 99.1 to this Report and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

Exhibit 99.1 Press Release dated September 12, 2008 regarding permanent Chief Financial Officer and Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2008	etrials Worldwide, Inc.

	By:	/s/ Joseph (Jay) F. Trepanier III
	Name:	Joseph (Jay) F. Trepanier III
	Title:	Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit            Description

99.1                  Press Release dated September 12, 2008 regarding permanent Secretary and Chief Financial Officer.